UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 27, 2009

AltiGen Communications, Inc.
(Exact name of Registrant as specified in charter)

Delaware	000-27427	94-3204299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Cushing Parkway, Fremont, CA		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(510) 252-9712

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On April 21, 2009, the Board of Directors of AltiGen Communications, Inc. appointed Alan Howe, Vice President – Strategic and Wireless Business Development of Covad Communications, to the Board.  Mr. Howe will serve as a Class I Director and member of the Audit Committee, with a term that expires on the date of AltiGen’s Annual Meeting of Stockholders in 2012.  Mr. Howe was recommended to the Board by Lloyd I. Miller, III, a large stockholder of AltiGen.  There are no other arrangements or understandings between Mr. Howe and any other person pursuant to which Mr. Howe was selected as a Director. There are no transactions involving Mr. Howe that would be required to be reported under Item 404(a) of Regulation S-K.

The appointment of Mr. Howe (i) brings the total number of independent Audit Committee members to three in satisfaction of the requirement of FINRA Rule 5605(c)(2)(A) (formerly, Nasdaq Marketplace Rule 4350(d)(2)(A)) that a listed company have a three member audit committee and (ii) results in the Board being comprised of independent directors who constitute a majority of the Board in satisfaction of the requirement of FINRA Rule 5605(b)(1) (formerly, Nasdaq Marketplace Rule 4350(c)(1)).

Also, on April 21, 2009, the Board appointed Mike Mon Yen Tsai, a current independent member of the Board and a member of the Nominating and Corporate Governance Committee and the Audit Committee, to also serve on the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AltiGen Communications, Inc.

Date: April 27, 2009	By:	/s/ Philip M. McDermott
Philip M. McDermott
Chief Financial Officer